Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           MEDIA SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)

         Nevada                                            88-0085608
     ----------                                          --------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation of organization)                        Identification Number)

                     575 Madison Avenue, New York, NY 10022
                     --------------------------------------
                    (Address of Principal Executive Offices)

    Non-Plan Option Grant Agreement, dated as of May 25, 2004, between the Registrant and Seth Antine; Non-Plan Option Grant Agreement, dated as of
 March 24, 2004, between the Registrant and David Stoller; Non-Plan Option Grant Agreement, dated as of April 30, 2004, between the Registrant and Joseph Peters
    ------------------------------------------------------------------------
                            (Full title of the Plans)

                                J. Jeremy Barbera
                     575 Madison Avenue, New York, NY 10022
                     --------------------------------------
                     (Name and address of agent for service)

                                 (917) 339-7134
                                  -------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                   Alan I. Annex, Esq., Greenberg Traurig, LLP
                       200 Park Avenue, New York, NY 10166

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Each Class of           Amount to be          Proposed maximum     Proposed maximum      Amount of
Title of Securities     registered (1)        offering price per   aggregate offering    registration fee
to be registered                              share (2)            price (2)             (2)
------------------------------------------------------------------------------------------------------------
Common stock, $0.01     60,000                $12.00               $720,000              $91.22
par value per share
Common stock, $0.01     10,000                $8.25                82,500                $10.46
par value per share
Common stock, $0.01     10,000                $2.99                29,900                $3.79
par value per share
                                                                                         ------
                                                                                         $105.47
-----------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers (i) 60,000 shares authorized to be issued under an Option Grant Agreement to Seth Antine having an exercise price of $12.00 per share; (ii) 10,000 shares issued under an Option Grant Agreement to David Stoller having an exercise price of $2.99 per share; and (iii) 10,000 shares issued under an Option Grant Agreement to Joseph Peters having an exercise price of $8.25 per share.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rules 457(h) of the Securities Act, the proposed maximum offering price per Common Share subject to outstanding options ("Options") issued pursuant to the Option Grant Agreements has been calculated on the basis of the exercise prices of the options issued pursuant to those Option Grant Agreements.


                                TABLE OF CONTENTS

PART I
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
         Item 3.  Incorporation of Documents by Reference
         Item 4.  Description of Securities
         Item 5.  Interests of Named Experts and Counsel
         Item 6.  Indemnification of Directors and Officers
         Item 7.  Exemption from Registration Claimed
         Item 8.  Exhibits
         Item 9.  Undertakings
SIGNATURES
EXHIBIT LIST
Opinion/Consent of Counsel Regarding Legality
Consent of Amper, Politziner, and Mattia, P.C.
Consent of PricewaterhouseCoopers, LLP



                                     PART I

                INFORMATION REQUIRED IN SECTION 10 (a) PROSPECTUS

         As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of Registrant's Registration Statement on Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Media Services Group, Inc., a Nevada Corporation, ("MSGI" or the "Company"), are incorporated herein by reference.

(a) Registrant's Annual Report filed on Form 10-K for the fiscal year ended June 30, 2004, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ( the "Exchange Act").

(b) Quarterly report of Form 10-Q for the three months ended September 30, 2004.

(c) Current report on Form 8-K filed on September 2, 2004 regarding acquisition of 51% of Innalogic LLC.

(d) Current report on Form 8-K filed on September 27, 2004 regarding introduction of new Future Developments America, Inc. product.

(e) Current report on Form 8-K filed on October 19, 2004 regarding Company's results of operations

(f) Current report on Form 8-K filed on October 21, 2004 regarding notice of failure to satisfy continued listing standard on Nasdaq.

(g) Current report on Form 8-K filed on November 16, 2004 regarding private placement closing.

(h) Current report on Form 8-K filed on November 30, 2004 regarding appointment of Joseph C. Peters as President of the Company.

         In addition, all documents filed by MSGI with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5.1 to this Registration Statement, is rendered by McDonald Carano Wilson LLP.

Item 6.  Indemnification of Directors and Officers

         The Restated Articles provide that Directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a Director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of dividends in violation of the provisions of Chapter 78 of the Nevada Revised Statute (the "NRS"). The Restated Articles further provide that, if the NRS is amended to authorize corporate action further eliminating or limiting the personal liability of Directors and officers, then the liability of a Director or officer of the Company shall be eliminated or limited to the full extent permitted by the NRS. Any repeal or modification of all or any portion of the limitation on liability contained in the Restated Articles by the stockholders of the Company shall not adversely affect any right or protection of a Director or officer of the Company with respect to any acts or omissions occurring prior to the time of such repeal or modification.

         The By-Laws provide for indemnification of the officers and Directors of the Company, as the case may be, against any liability, cost or expense incurred by such Director or officer by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, except to the extent that such indemnification is prohibited by Chapter 78 of the NRS.

         Section 78.7502 of the NRS provides that a corporation may, and in certain cases, must, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than certain actions by, or in right of, the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, in connection with the action, suit or proceeding, if, in either type of action, such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person's conduct was unlawful.

         Indemnification may not be made, in a derivative action, for any claim, issue or matter as to which such a person had been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless, and only to the extent that, the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Unless ordered by a court or advanced (as described above), any indemnification must be made by the corporation, only as authorized in the specific case, upon a determination that the indemnification of the Director, officer, employee or agent is proper in the circumstances. The determination must be made either by the stockholders, or by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding. If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, or if a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, the determination must be made by independent legal counsel in a written opinion.

         The Company's By-Laws provide that the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred, and in advance of the final disposition of the action, upon receipt of an undertaking by, or on behalf of, the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation,

         Insofar as indemnification for Directors, officers and controlling persons of the Company with respect to liabilities arising under the Securities Act may be granted pursuant to the provisions described above, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

         Exhibit No.
         ----------
         4.1 The Non-Plan Option Grant Agreement, dated as of May 25, 2004, between the Registrant and Seth Antine.

         4.2 The Non-Plan Option Grant Agreement, dated as of March 24, 2004, between the Registrant and David Stoller.

         4.3 The Non-Plan Option Grant Agreement, dated as of April 30, 2004, between the Registrant and Joseph Peters

         5.1    Opinion of McDonald Carano Wilson LLP

         23.1   Consent of Amper, Politziner & Mattia, P.C.

         23.2   Consent of PricewaterhouseCoopers, LLP

Item 9.  Undertakings

MSGI hereby undertakes:

(a) Rule 415 offering.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Securities Exchange Act of 1934 documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on December 6, 2004.


                                                     MEDIA SERVICES GROUP, INC.


                                                     By:  /s/ J. Jeremy Barbera
                                                     --------------------------
                                                     J. Jeremy Barbera
                                                     Chairman of the Board and
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 6, 2004.

Signature                                              Title
-----------                                            ------

/s/ J. Jeremy Barbera
---------------------                  Chairman of the Board and Chief Executive
J. Jeremy Barbera                      Officer (Principal Executive Officer)


/s/  Joseph Peters                                    Director
-----------------
Joseph Peters


/s/ Seymour Jones                                      Director
-----------------
Seymour Jones


/s/ John T. Gerlach                                    Director
-------------------
John T. Gerlach


/s/ David Stoller                                      Director
-------------------
David Stoller

Exhibit No. 5.3
                           McDONALD CARANO WILSON LLP
                                December 6, 2004



Board of Directors
Media Services Group, Inc.
575 Madison Avenue
New York, New York  10022

         Re:      Registration Statement/Form S-8
                  Non-Plan Option Grant/Antine
                  Non-Plan Option Grant/Stoller
                  Non-Plan Option Grant/Peters

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 80,000 shares (the "Shares") of $.01 par value common stock (the "Common Stock") of Media Services Group, Inc. (the "Company") issuable upon exercise of options which have been and will be granted under the Non-Plan Option Agreements (the "Agreements") respectively entered with Seth Antine (60,000 shares), David Stoller (10,000 shares), and Joseph Peters (10,000 shares).

         As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the respective option grants and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Agreements, will be legally issued, fully paid, and non-assessable Common Stock.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                   Sincerely,

                                   /s/McDONALD CARANO WILSON LLP
                                   -----------------------------

                                                                    Exhibit 23.1




            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Media Services Group, Inc. and Subsidiaries (formerly MKTG Services, Inc.), of our report dated October 11, 2004, appearing in the Annual Report on Form 10-K relating to the consolidated financial statements as of June 30, 2004 and 2003 and for the two fiscal years then ended.




/s/ Amper, Politziner, and Mattia, P.C.
---------------------------------------
December 6, 2004
Edison, New Jersey

                                                                    Exhibit 23.2




            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Media Services Group, Inc. and Subsidiaries (formerly MKTG Services, Inc.), of our report dated September 26, 2002, except for the reclassification and presentation of the discontinued operations of the Northeast Operations and Grizzard, Inc., as discussed in Note 4, as to which the date is October 14, 2003 and for the reclassification and presentation of the discontinued operations of MKTG Teleservices, Inc., as discussed in Note 4, as to which the date is October 13, 2004, relating to the consolidated financial statements and financial statement schedule which appears in Media Services Group's Annual Report on Form 10-K for the year ended June 30, 2004.

/s/ PricewaterhouseCoopers LLP
------------------------------
New York, New York
December 6, 2004